Exhibit 99.2

[LOGO OF P-COM]

MEDIA CONTACT:                                   INVESTOR CONTACT:

Greg Berardi                                     Daniel W. Rumsey, General
                                                 Counsel and Interim CFO
415-239-7826                                     408-866-3666
greg@bluemarlinpartners.com                      dan.rumsey@p-com.com

                       P-COM REPORTS THIRD QUARTER RESULTS

o    P-Com raises $11 million in capital

o    Restructuring essentially completed

o    Third quarter sales increase to $5.6 million

o    Encore has first $1 million quarter

--------------------------------------------------------------------------------
CAMPBELL, CA (Oct. 30, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecommunications equipment, reported today that net sales increased to $5.6 million for the quarter ended September 30, 2003, compared to $5.0 million for the second quarter of 2003 and $6.4 million for the third quarter in 2002.

Operating loss for the third quarter was $2.4 million, compared to $6.0 million in the second quarter of 2003 and $5.8 million in the third quarter of 2002.

Due to non-cash, non-recurring items, P-Com reported a net profit for the third quarter of 2003 of $9.4 million, or $0.22 per share, compared to a net loss of $6 million in the second quarter of 2003, and a net loss of $9 million in the third quarter of 2002.

Operating expenses, excluding restructuring charges of $350,000 for the quarter, were $3.2 million, compared to $4.1 million for the second quarter of 2003, and $6.6 million for the same period in 2002. Operating expenses, including restructuring charges, amounted to $3.6 million for the quarterly period ended September 30, 2003, compared to $6.9 million for the quarterly period ended June 30, 2003, and $6.6 million for the quarter ended September 30, 2002.

Gross profit margins were 20% in the quarter, which is 3% higher than the second quarter of 2003. The higher gross margins in the third quarter were due to non-recurrence of certain inventory related charges incurred in the second quarter.

"P-Com made substantial improvements to its balance sheet in the third quarter and has now essentially completed its restructuring," said P-Com CEO Sam Smookler. "P-Com is now better positioned to face the ongoing challenges in the marketplace and re-emerge as a leading provider of wireless telecom equipment."

CONFERENCE CALL

Management will discuss P-Com's results and hold a  question-and-answer  session for investors today, Oct. 30, 2003, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time. To listen to the conference call by phone, dial (877) 356-7051 for U.S. calls or (706) 643-7695 for international calls. Reference Conference ID #3398865. To listen to a live broadcast over the Internet, go to http://www.p-com.com and click on the Investor Relations page. A replay of the call will be available for 90 days at www.p-com.com.

ABOUT P-COM, INC.

P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call
(408) 866-3666.

SAFE HARBOR STATEMENT

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this conference call. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the possible need to raise additional equity capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; a continued severe worldwide slowdown in the telecommunications equipment and services sector; fluctuations in customer demand, pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

                                   P-COM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                (In thousands, except per share data, unaudited)

                                                   SEPT 30,     DECEMBER 31,
                                                    2003            2002
                                                ------------    ------------
ASSETS

Current assets:

Cash and cash equivalents                       $      1,105    $        861
Restricted cash                                           25             415
Accounts receivable, net                               4,918           4,797
Inventory                                              4,929          12,433
Prepaid expenses and other assets                      2,463           3,402
Assets of discontinued operations                         48           2,923
                                                ------------    ------------
Total current assets                                  13,488          24,831
Property and equipment, net                            4,135          10,511
Loan to Speedcom                                       1,100              --
Others Assets                                            280             381
                                                ------------    ------------
                                                $     19,003    $     35,723
                                                ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                $      4,441    $      8,144
Other accrued liabilities                              8,417           6,774
Loan payable to bank                                   2,220           2,604
Convertible promissory notes                           2,237              --
Deferred contract obligations                          8,000           8,000
Liabilities of discontinued operations                   349           1,085
                                                ------------    ------------
Total current liabilities                             25,664          26,607
                                                ------------    ------------

Long-Term Liabilities:

    Convertible subordinated notes                        --          22,390
    Other long-term liabilities                        1,804           2,076
                                                ------------    ------------
Total long term  liabilities                           1,804          24,466
                                                ------------    ------------
Total liabilities                                     27,468          51,073
                                                ------------    ------------

Series B Preferred Stock                              11,626              --
                                                ------------    ------------

Stockholders' equity:

Common Stock                                              16              16
Additional paid-in capital                           335,550         333,740
Accumulated deficit                                 (355,765)       (348,766)
Accumulated other comprehensive loss                     182            (340)
Common stock held in treasury, at cost                   (74)             --
                                                ------------    ------------
Total stockholders' equity                           (20,091)        (15,350)
                                                ------------    ------------
Total liabilities and stockholders' equity      $     19,003    $     35,723
                                                ============    ============

                                   P-COM, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (In thousands, except per share data, unaudited)

                                                            THREE MONTHS ENDED SEPT 30,             NINE MONTHS ENDED SEPT 30,
                                                             2003                2002                2003               2002
                                                         ------------        ------------        ------------        ------------
Sales                                                    $      5,569        $      6,350        $     15,152        $     22,292
    Cost of sales                                               4,431               5,545              12,447              19,263
    Inventory and related charges                                  --                  --               3,734                  --
                                                         ------------        ------------        ------------        ------------
Gross profit (loss)                                             1,138                 805              (1,029)              3,029
                                                         ------------        ------------        ------------        ------------

Gross margin                                                       20%                 13%                -7%                  14%
   Operating expenses:
   Research and development/engineering                         1,180               2,439               4,805              10,266
   Selling and marketing                                          883               1,691               2,645               5,190
   General and administrative                                   1,154               2,475               4,303               8,665
   Restructuring charge                                           350                  --               3,712                  --
                                                         ------------        ------------        ------------        ------------
   Total operating expenses                                     3,567               6,605              15,465              24,121
                                                         ------------        ------------        ------------        ------------

Operating expense as a percentage of sales                         64%                104%                102%                108%

Operating loss                                                 (2,429)             (5,800)            (16,494)            (21,092)

Interest expense                                                 (501)               (963)             (1,625)             (1,966)
Gain on debt extinguishment                                     8,762                  --              10,262               1,393
Other income (expense), net                                     2,200              (1,331)              3,116              (1,197)
                                                         ------------        ------------        ------------        ------------
Profit (Loss) from continuing  operations
   before profit (loss) from discontinued
   operations, and cumulative effect
   of change in accounting principle                            8,032              (8,094)             (4,741)            (22,862)
Gain (Loss) from discontinued operations                        1,367                (909)             (2,258)             (3,860)
                                                         ------------        ------------        ------------        ------------
                                                                9,399              (9,003)             (6,999)            (26,722)
Cumulative effect of change in accounting principle                --                  --                  --              (5,500)
                                                         ------------        ------------        ------------        ------------
Net profit (loss)                                        $      9,399        $     (9,003)       $     (6,999)       $    (32,222)
                                                         ============        ============        ============        ============

Basic net profit (loss) per share:

Profit (Loss) from continuing operations                 $       0.19        $      (0.26)       $      (0.12)       $      (0.97)
Gain (Loss) from discontinued operations                         0.03               (0.03)              (0.06)              (0.17)
Cumulative effect of change in accounting principle                --                  --                  --               (0.24)
                                                         ------------        ------------        ------------        ------------
Basic net profit (loss) per share applicable to
Common Stockholders                                      $       0.22        $      (0.29)       $      (0.18)       $      (1.38)
                                                         ============        ============        ============        ============

Shares used in Basic per share computation                     42,384              31,104              39,884              23,323
                                                         ============        ============        ============        ============

Diluted net profit (loss) per share:

Profit (Loss) from continuing operations                 $       0.05        $      (0.26)       $      (0.12)       $      (0.97)
Gain (Loss) from discontinued operations                         0.01               (0.03)              (0.06)              (0.17)
Cumulative effect of change in accounting principle                --                  --                  --               (0.24)
                                                         ------------        ------------        ------------        ------------
Diluted net profit (loss) per share applicable to
Common Stockholders                                      $       0.06        $      (0.29)       $      (0.18)       $      (1.38)
                                                         ============        ============        ============        ============

Shares used in Diluted per share computation                  149,746              31,104              39,884              23,323
                                                         ============        ============        ============        ============